 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-280985
PROSPECTUS SUPPLEMENT
(to the prospectus dated August 14, 2024)
NETLIST, INC.
13,636,364 Shares of Common Stock
Series A Common Stock Purchase Warrants to Purchase 13,636,364 Shares of Common Stock
Series B Common Stock Purchase Warrants to Purchase 13,636,364 Shares of Common Stock
We are offering up to 13,636,364 shares of our common stock, par value $0.001 per share, Series A Common Stock Purchase Warrants (the “Series A Warrants”) to purchase up to 13,636,364 shares of our common stock, and Series B Common Stock Purchase Warrants (the “Series B Warrants”, and collectively with the Series A Warrants, the “warrants”) to purchase up to 13,636,364 shares of our common stock in this offering (and the shares of common stock issuable from time to time upon exercise of these warrants). Each share of common stock we sell in the offering will be accompanied by a Series A Warrant to purchase up to one share of common stock at an exercise price of $1.30 per share and a Series B Warrant to purchase up to one share of common stock at an exercise price of $1.10 per share. Each share of common stock and accompanying warrants will be sold at a negotiated price of $1.10. The shares of common stock and warrants will be issued separately but can only be purchased together in this offering.
Our common stock trades on the OTCQB® marketplace under the symbol “NLST.” On October 10, 2024, the last reported sales price of our common stock on the OTCQB® marketplace was $1.38 per share.
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement. This prospectus supplement should be read in conjunction with and may not be delivered or utilized without the prospectus dated August 14, 2024.
We have retained Roth Capital Partners, LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement. The Placement Agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement. We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below.
	Per Share and Accompanying Warrants	Total
Offering price	$1.10	$15,000,000.40
Placement Agent fees	$0.044	$600,000.02
Proceeds, before expenses, to us	$1.056	$14,400,000.38
We estimate the expenses of this offering, excluding Placement Agent fees, will be approximately $175,000. After deducting the fees due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $14.2 million, assuming we sell the maximum amount of securities offered hereby and assuming no exercise of the warrants. Because there is no minimum offering amount required as a condition to closing this offering, the actual offering amount, the Placement Agent fees and net proceeds to us, if any, in this offering may be substantially less than the maximum offering amounts set forth above. Delivery of the shares of common stock and warrants is expected to be made on or about October 15, 2024, subject to customary closing conditions.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
ROTH CAPITAL PARTNERS
The date of this prospectus supplement is October 11, 2024.

Prospectus Supplement
Prospectus
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Each time we sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was filed with the SEC on July 24, 2024, amended by a Pre-Effective Amendment No. 1 to Form S-3 filed with the SEC on August 7, 2024, and became effective on August 14, 2024. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying prospectus. The accompanying base prospectus provides general information about us, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering.
If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus, includes all material information relating to this offering. We have not authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the base prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Netlist,” “the Company,” “we,” “us,” and “our” refer to Netlist, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:
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our beliefs regarding the market and demand for our products or the component products we resell;

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our ability to collect any damages awarded to us in our litigation with Samsung Electronics Co., Ltd., Samsung Semiconductor Inc., and Samsung Electronics America Inc. in the event of an appeal;

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our ability to collect any damages awarded to us in our litigation with Micron Technology, Inc.;

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our beliefs and estimates regarding potential intellectual property suits or claims in process under current litigation;

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our ability to develop and launch new products that are attractive to the market and stimulate customer demand for these products;

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our plans relating to our intellectual property, including our goals of monetizing, licensing, expanding and defending our patent portfolio;

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our expectations and strategies regarding outstanding legal proceedings and patent reexaminations relating to our intellectual property portfolio;

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our expectations with respect to any strategic partnerships or other similar relationships we may pursue;

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the competitive landscape of our industry;

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general market, economic and political conditions;

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our business strategies and objectives;

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our expectations regarding our future operations and financial position, including revenues, costs and prospects, and our liquidity and capital resources, including cash flows, sufficiency of cash resources, efforts to reduce expenses and the potential for future financings;

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our ability to remediate any material weakness, maintain effective internal control over financial reporting; and

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the impact of the above factors and other future events on the market price and trading volume of our common stock.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to new information, actual results or to changes in our expectations, except as required by law.
You should read this prospectus supplement and the documents that we reference in this prospectus supplement and have filed with the SEC as exhibits to the registration statement of which this prospectus supplement is a part with the understanding that our actual future results, levels of activity, performance, and events and circumstances may be materially different from what we expect.

PROSPECTUS SUMMARY
This summary highlights information contained in other parts of this prospectus supplement and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock and warrants. Unless the context requires otherwise, references in this prospectus supplement to “Netlist,” “we,” “us” and “our” refer to Netlist, Inc. and our subsidiaries.
The Company
Overview
Netlist provides high-performance memory solutions to enterprise customers in diverse industries. We have a history of introducing disruptive innovative new products, such as one of the first load reduced dual in-line memory modules (“LRDIMM”) based on our distributed buffer architecture, which has been adopted by the industry for DDR4 LRDIMM. We were also one of the first to bring NAND flash memory (“NAND flash”) to the memory channel with our NVvault non-volatile dual in-line memory modules (“NVDIMM”) using software-intensive controllers and merging dynamic random access memory integrated circuits (“DRAM Ics” or “DRAM”) and NAND flash to solve data bottleneck and data retention challenges encountered in high-performance computing environments.
Due to the ground-breaking product development of our engineering teams, we have built a robust portfolio of over 165 patents in the United States and internationally, many seminal, in the areas of high bandwidth memory for generative artificial intelligence, hybrid memory, storage class memory, rank multiplication and load reduction. Since our inception, we have dedicated substantial resources to the development, protection and enforcement of Netlist’s technology innovations which we believe are essential to our business and today’s advanced memory solutions. Our early pioneering work in these areas has been broadly adopted in industry-standard registered dual in-line memory modules (“RDIMM”), LRDIMM and NVDIMM. Our objective is to continue to innovate in our field and invest further in our intellectual property portfolio, with the goal of monetizing our intellectual property through a combination of product sales and licensing, royalty or other revenue-producing arrangements, which may result from joint development or similar partnerships or defense of our patents through enforcement actions against parties we believe are infringing them. We expect to continue to evaluate legal and administrative proceedings to enforce or protect our intellectual property rights.
Recent Developments
Third Quarter Preliminary Financial Results
On October 11, 2024, we announced that our estimated preliminary net sales for the quarter ended September 28, 2024 is approximately $38 million to $40 million. This estimate of our net sales for the quarter ended September 28, 2024 is preliminary, has not been audited or reviewed by our auditor, and is subject to change upon completion of our financial statement closing procedures. As a result, our final results may vary from the preliminary results presented. We undertake no obligation to update or supplement the information provided until we release our financial statements for the quarter ended September 28, 2024. Our independent registered public accounting firm, Macias Gini & O’Connell LLP, has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial information. Accordingly, Macias Gini & O’Connell LLP does not express an opinion or any other form of assurance with respect thereto.
Corporate Information
We were incorporated in Delaware in June 2000 and commenced operations in September 2000. Our principal executive offices are located at 111 Academy, Suite 100, Irvine, California 92617 and our telephone number at that address is (949) 435-0025. Our corporate website address is www.netlist.com. The information on our website is not part of this prospectus supplement.

SUMMARY OF THE OFFERING
The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of our common stock, see the “Description of Securities We Are Offering” section in this prospectus supplement.
Securities offered by us in this offering
13,636,364 shares of our common stock, par value $0.001 per share. Series A Warrants to purchase up to 13,636,364 shares of our common stock, with an exercise price equal to $1.30 per share. Series B Warrants to purchase up to 13,636,364 shares of our common stock, with an exercise price equal to $1.10 per share.
Offering Price
$1.10 per share of our common stock and accompanying warrants.
Common Stock Outstanding Before This Offering
258,191,376 shares.
Common Stock Outstanding After This Offering
271,827,740 shares assuming no exercise of any warrants issued in this offering.
Use of proceeds
For working capital and other general corporate purposes. See “Use of Proceeds” on page S-7.
Risk Factors
See “Risk Factors” and other information included in this prospectus supplement, or incorporated herein by reference, for a discussion of factors you should carefully consider before deciding to invest in our common stock and warrants.
OTCQB® Ticker Symbol
NLST
Except as otherwise indicated, the information contained in this prospectus supplement assumes the sale of all of the securities offered hereby.
The number of shares of our common stock outstanding immediately before and after this offering is based on 258,191,376 shares issued and outstanding as of September 28, 2024 and excludes:
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3,403,952 shares of our common stock issuable upon exercise of options outstanding as of September 28, 2024, at a weighted-average exercise price of $0.79 per share, of which approximately 3,180,195 shares are exercisable and no shares were exercised between September 28, 2024 and October 10, 2024;

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3,735,052 shares of our common stock issuable upon vesting of restricted stock units outstanding as of September 28, 2024, of which 16,633 shares of our common stock were issued upon vesting of restricted stock units between September 28, 2024 and October 10, 2024;

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11,111,112 shares of our common stock issuable upon exercise of warrants outstanding as of September 28, 2024; and

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577,936 shares of our common stock available for future grants under our Amended and Restated 2006 Equity Incentive Plan (the “Amended 2006 Plan”) as of September 28, 2024.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks described below and those discussed under the Section captioned “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended June 29, 2024 filed with the SEC on August 6, 2024, which is incorporated by reference in this prospectus supplement, together with the information included in this prospectus supplement and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.
Risks Related to this Offering
Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.
Our management will have broad discretion to use the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity to influence our decisions on how to use the proceeds, and we may not apply the net proceeds of this offering in ways that increase the value of your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we intend to invest the net proceeds from this offering in marketable securities that may include investment-grade interest-bearing securities, money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.
You will suffer immediate and substantial dilution in the net tangible book value of our common stock you purchase in this offering. Based on the offering price of $1.10 per share of common stock, purchasers of common stock in this offering will experience immediate dilution of $1.05 per share in net tangible book value of our common stock. In the past, we issued options, warrants and other securities to acquire common stock at prices below the offering price. To the extent these outstanding securities are ultimately exercised, investors purchasing common stock in this offering will sustain further dilution. See “Dilution” for a more detailed description of the dilution to new investors in the offering.
There is no public market for the warrants being offered in this offering.
There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange or nationally recognized trading system, including the Over-the-Counter market. Without an active market, the liquidity of the warrants will be limited.
There can be no assurance that the final resolution of the Samsung Litigation will be favorable to us, will have an effect on the market price of our common stock or will be resolved before the expiration of the Series B Warrants to be issued in this offering.
While the trial date for the ongoing litigation in the matter of Netlist, Inc. v. Samsung Elecs. Co., Ltd. et al., Case No. 2:22-cv-00293-JRG, as filed in the United States District Court for the Eastern District of Texas (the “Samsung Litigation”) is currently scheduled for November 12, 2024, this case may not be resolved before the expiration of the Series B Warrants. In the past, we have experienced and may again experience material delays in our ongoing litigation matters for a variety of reasons. There can be no assurance that resolution of the Samsung Litigation will be favorable to us or have a positive effect on the market price of our common stock or that the market price of our common stock will ever exceed the exercise price of the Series B Warrants. The market price of our common stock has been and may continue to be volatile. As a general matter, the respective exercise prices for the warrants may not exceed, or may exceed only for a limited time, the market price of our common stock.

USE OF PROCEEDS
We estimate the net proceeds to us from the sale of the securities offered under this prospectus supplement, after deducting the estimated Placement Agent fees and our estimated offering expenses, will be approximately $14.2 million if we sell the maximum amount of common stock and warrants offered hereby. However, this is a best efforts offering with no minimum, and we may not sell all or any of the securities; as a result, the actual number of securities sold, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amount set forth above. We expect to use the net proceeds from this offering (including any resulting from the exercise of warrants, if any) for working capital and other general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering. Until the funds are used as described above, we intend to invest the net proceeds from this offering in interest-bearing, investment grade securities.

DILUTION
If you purchase shares of common stock and accompanying warrants in this offering, you will experience dilution to the extent of the difference between the offering price of the shares of common stock in this offering (excluding shares of common stock issuable upon exercise of the warrants being offered in this offering) and the net tangible book value per share of our common stock immediately after this offering.
Our historical net tangible book value as of June 29, 2024 was negative $183,000, or negative $0.0007 per share of our common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of June 29, 2024.
After giving effect to our issuance and sale of 13,636,364 shares of our common stock in this offering at an offering price of $1.10 per share (excluding shares of common stock issuable upon exercise of the warrants being offered in this offering), and after deducting the Placement Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 29, 2024 would have been $14.0 million, or $0.05 per share. This represents an immediate increase in net tangible book value per share of $0.05 to existing stockholders and immediate dilution of $1.05 per share to new investors purchasing common stock in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:
Offering price per share		$1.10
Historical net tangible book value per share as of June 29, 2024	$(0.0007)
Increase in net tangible book value per share	0.05
As adjusted net tangible book value per share after this offering		0.05
Dilution per share to new investors		$1.05
The number of shares of common stock shown above to be outstanding after this offering is based on 257,746,289 shares of our common stock outstanding as of June 29, 2024, and excludes:
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3,536,539 shares of our common stock issuable upon the exercise of stock options outstanding as of June 29, 2024, at a weighted-average exercise price of $0.79 per share, of which approximately 3,178,101 shares are exercisable and 101,337 shares were exercised between June 29, 2024 and October 10, 2024;

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3,972,502 shares of our common stock issuable upon vesting of restricted stock units outstanding as of June 29, 2024, of which 360,383 shares were issued upon vesting of restricted stock units between June 29, 2024 and October 10, 2024;

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11,111,112 shares of our common stock issuable upon exercise of warrants outstanding as of June 29, 2024; and

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547,986 shares of our common stock available for future grants under the Amended 2006 Plan, as of June 29, 2024.

To the extent that any options or warrants are exercised, new options are issued under our equity incentive plans or we otherwise issue additional shares of common stock in the future at a price less than the offering price, there may be further dilution to new investors purchasing common stock in this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING
Common Stock
The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 7 of the accompanying prospectus. As of October 10, 2024, we had 258,208,009 shares of our common stock outstanding.
Series A Warrants
The following is a brief summary of certain terms and conditions of the Series A Warrants and is subject in all respects to the provisions contained in the Series A Warrants.
Shares Issuable Upon Exercise.   We are offering Series A Warrants that will entitle the holders of the Series A Warrants to purchase, in aggregate, up to 13,636,364 shares of our common stock.
Form.   The Series A Warrants will be issued as individual warrant agreements to the investors. You should review a copy of the form of Series A Warrant, which will be filed with the SEC by us as an exhibit to a Current Report on Form 8-K in connection with this offering within the time period required by such form, for a complete description of the terms and conditions applicable to the Series A Warrants.
Exercisability.   The Series A Warrants are exercisable at any time on or after the issuance date, and at any time up to the date that is three years after such issuance date. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Series A Warrants under the Securities Act of 1933, as amended (the “Securities Act”), is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Series A Warrants under the Securities Act is not then effective or available, the holder may only exercise the Series A Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Series A Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Series A Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share, at our option.
Exercise Limitation.   A holder will not have the right to exercise any portion of the Series A Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% at the election of a holder prior to the date of issuance) of the number of shares of our stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.
Exercise Price; Adjustment.   The initial exercise price per share of common stock purchasable upon exercise of the Series A Warrants is $1.30 per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.
Transferability.   Subject to applicable laws, the Series A Warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the Series A Warrants and a trading market is not expected to develop.
Trading Market.   We do not plan on making the Series A Warrants eligible to trade on the Over-the-Counter market, any national securities exchange or any other nationally recognized trading system.
Fundamental Transactions.   In the event of a fundamental transaction, as described in the Series A Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the Series A Warrants will be entitled to receive upon exercise of the Series A Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a Series A Warrant will have the right to require us to repurchase its Series A Warrants at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.
Rights as a Stockholder.   Except as otherwise provided in the Series A Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Series A Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Series A Warrant.
Series B Warrants
The following is a brief summary of certain terms and conditions of the Series B Warrants and is subject in all respects to the provisions contained in the Series B Warrants.
Shares Issuable Upon Exercise.   We are offering Series B Warrants that will entitle the holders of the Series B Warrants to purchase, in aggregate, up to 13,636,364 shares of our common stock.
Form.   The Series B Warrants will be issued as individual warrant agreements to the investors. You should review a copy of the form of Series B Warrant, which will be filed with the SEC by us as an exhibit to a Current Report on Form 8-K in connection with this offering within the time period required by such form, for a complete description of the terms and conditions applicable to the Series B Warrants.
Exercisability.   The Series B Warrants are exercisable at any time on or after the issuance date and for the 100-day period immediately thereafter. The Series B Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Series B Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Series B Warrants under the Securities Act is not then effective or available, the holder may only exercise the Series B Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Series B Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Series B Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share, at our option.
Exercise Limitation.   A holder will not have the right to exercise any portion of the Series B Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% at the election of a holder prior to the date of issuance) of the number of shares of our stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.
Exercise Price; Adjustment.   The initial exercise price per share of common stock purchasable upon exercise of the Series B Warrants is $1.10 per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability.   Subject to applicable laws, the Series B Warrants may not be transferred or assigned without our consent. There is currently no trading market for the Series B Warrants and a trading market is not expected to develop.
Trading Market.   We do not plan on making the Series B Warrants eligible to trade on the Over-the-Counter market, any national securities exchange or any other nationally recognized trading system.
Fundamental Transactions.   In the event of a fundamental transaction, as described in the Series B Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the Series B Warrants will be entitled to receive upon exercise of the Series B Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series B Warrants immediately prior to such fundamental transaction.
Rights as a Stockholder.   Except as otherwise provided in the Series B Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Series B Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Series B Warrant.
OTCQB
Our common stock trades on the OTCQB® marketplace under the symbol “NLST.” On October 10, 2024, the last reported sales price of our common stock on the OTCQB® marketplace was $1.38 per share.
Transfer Agent and Registrar
The Transfer Agent and Registrar for our common stock is Equiniti Trust Company, LLC with an address at 48 Wall Street, Floor 23, New York, NY 10005.

PLAN OF DISTRIBUTION
Pursuant to a placement agency agreement dated October 11, 2024 (the “Placement Agency Agreement”), we have engaged Roth Capital Partners, LLC to act as our exclusive placement agent in connection with this offering of our shares of common stock and warrants pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the Placement Agency Agreement, the Placement Agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of common stock and warrants in this offering from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agency Agreement does not give rise to any commitment by the Placement Agent to purchase any of our shares of common stock and warrants, and the Placement Agent will have no authority to bind us by virtue of the Placement Agency Agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.
We will enter into a securities purchase agreement directly with investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement.
We expect to deliver the shares of our common stock and warrants being offered pursuant to this prospectus supplement on or about October 15, 2024.
We will pay the Placement Agent a cash transaction fee in an amount equal to 4% of the aggregate gross proceeds to us in connection with the closing of the offering and upon the cash exercise of the Series B Warrants.
The following table shows the per share and accompanying warrants and total Placement Agent fees we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering and assuming no exercise of the warrants.
Per Share and accompanying Warrants	$0.044
Total(1)	$600,000.02

(1)
Such amount assumes we sell the maximum amount of securities offered hereby.

We estimate the total expenses of this offering, which will be payable by us, excluding the Placement Agent fees, will be approximately $175,000. After deducting the fees due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $14.2 million, assuming we sell the maximum amount of securities offered hereby.
Indemnification
We have agreed to indemnify the Placement Agent and specified other persons against some civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.
Regulation M
The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:
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may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing and Transfer Agent
The transfer agent for our common stock is Equiniti Trust Company, LLC.
Our common stock trades on the OTCQB® marketplace under the symbol “NLST.”
Participation Rights
Subject to certain exceptions, the investors have been granted the right to participate in up to 35% of future equity offerings occurring in the one year following the closing date of this offering, as described in the securities purchase agreement.
Prohibitions on Variable Rate Transactions
Subject to certain exceptions as described in the securities purchase agreement, we are limited in our ability to enter into specified variable rate transactions until the one year anniversary of the closing date of this offering. Such transactions include an equity line of credit, at-the-market offering, or other similar continuous offering in which we may offer or issue or sell our common stock or other securities that entitle the holder thereof to acquire shares of our common stock at a future determined price, subject to certain specified exceptions.
Lock-Up Agreements
We and our director and executive officers have agreed to be subject to a lock-up period of 100 days following the closing date of this offering. This means that, during the applicable lock-up period, we and our director and executive officers may not offer for sale, contract to sell, or sell any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock, subject to certain customary exceptions.

LEGAL MATTERS
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California, has passed upon the validity of the securities offered by this prospectus supplement. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for the Placement Agent in connection with certain matters related to the securities offered hereby.
EXPERTS
The consolidated financial statements of Netlist, Inc. and subsidiaries as of December 30, 2023 and December 31, 2022 and for each of the years then ended, and the effectiveness of Netlist, Inc.’s internal control over financial reporting as of December 30, 2023, included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion on the consolidated financial statements and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness) which are incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.netlist.com. We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be part of this document.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you in this prospectus supplement by referring you to these documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will update and supersede this information.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 30, 2023, filed with the SEC on February 23, 2024;

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our Quarterly Reports on Form 10-Q for the quarter ended March 30, 2024 and June 29, 2024, filed with the SEC on May 6, 2024 and August 6, 2024, respectively;

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our Current Reports on Form 8-K filed with the SEC on April 17, 2024, June 18, 2024, August 16, 2024, and October 11, 2024; and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 27, 2006, including any amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part of this prospectus supplement from the date of filing of such reports and documents. Notwithstanding the foregoing, we are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at:
Netlist, Inc.
111 Academy, Suite 100
Irvine, California 92617
Attention: Gail M. Sasaki
You may direct telephone requests to Gail M. Sasaki, our Chief Financial Officer, at (949) 435-0025.

PROSPECTUS
NETLIST, INC.
$200,000,000
COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS
We may offer and sell from time to time up to $200,000,000 of the above securities in one or more classes, in one or more transactions, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of preferred stock or warrants.
This prospectus describes some of the general terms that may apply to these securities. We will provide specific terms of any offering in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
We may offer the securities independently or together in any combination for sale directly to purchasers, through one or more underwriters, dealers or agents, or through underwriting syndicates managed or co-managed by one or more underwriters, to be designated at a future date, on a continuous or delayed basis.
Our common stock is quoted on the OTCQB® under the symbol “NLST.” The closing price of our common stock as quoted on the OTCQB® on August 5, 2024 was $1.25 per share.
Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption “Risk Factors” on page 3 of this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is August 14, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $200,000,000 of the securities or combinations of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time. For further information about our business and the securities, you should refer to the registration statement containing this prospectus and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports we file by the SEC. The registration statement and other reports can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement or incorporated information having a later date. You should read this prospectus and any prospectus supplement together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”
You should rely only on the information provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date. The information contained in this prospectus or a prospectus supplement or amendment, or incorporated herein or therein by reference, is accurate only as of the date of this prospectus or prospectus supplement or amendment, as applicable, regardless of the time of delivery of this prospectus or prospectus supplement or amendment, as applicable, or of any sale of the shares. Unless the context otherwise requires, in this prospectus the “Company,” “Netlist,” “we,” “us,” and “our” refer to Netlist, Inc. and its consolidated subsidiaries.

ABOUT NETLIST, INC.
We provide high-performance memory solutions to enterprise customers in diverse industries. We have a history of introducing disruptive innovative new products, such as one of the first load reduced dual in-line memory modules (“LRDIMM”) based on our distributed buffer architecture, which has been adopted by the industry for DDR4 LRDIMM. We were also one of the first to bring NAND flash memory (“NAND flash”) to the memory channel with our NVvault non-volatile dual in-line memory modules (“NVDIMM”) using software-intensive controllers and merging dynamic random access memory integrated circuits (“DRAM Ics” or “DRAM”) and NAND flash to solve data bottleneck and data retention challenges encountered in high-performance computing environments.
Due to the ground-breaking product development of our engineering teams, we have built a robust portfolio of over 100 issued and pending U.S. and foreign patents, many seminal, in the areas of high bandwidth memory for generative artificial intelligence, hybrid memory, storage class memory, rank multiplication and load reduction. Since our inception, we have dedicated substantial resources to the development, protection and enforcement of Netlist’s technology innovations which we believe are essential to our business and today’s advanced memory solutions. Our early pioneering work in these areas has been broadly adopted in industry-standard registered dual in-line memory modules (“RDIMM”), LRDIMM and NVDIMM. Our objective is to continue to innovate in our field and invest further in our intellectual property portfolio, with the goal of monetizing our intellectual property through a combination of product sales and licensing, royalty or other revenue-producing arrangements, which may result from joint development or similar partnerships or defense of our patents through enforcement actions against parties we believe are infringing them.
We are headquartered in Irvine, California. Our principal executive offices are located at 111 Academy, Suite 100, Irvine, California 92617 and our telephone number at that address is (949) 435-0025. Our website address is http://www.netlist.com (this reference to our website is an inactive textual reference only and the information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus).

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making any investment decision with respect to our securities, you should carefully consider the risks described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. Each of these risk factors, either alone or together, could adversely affect our business, operating results, financial condition, ability to access capital resources and future growth prospects, as well as the value of an investment in our securities. Additional risks of which we are not presently aware or that we currently believe are immaterial may also impair our business operations and financial position. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the applicable prospectus supplement include and incorporate by reference “forward-looking statements.”
We intend these forward-looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “contemplate,” “could,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should,” “continue,” “potential,” “target,” “will,” “would” and similar words or expressions are intended to identify forward looking statements although not all forward-looking statements contain these identifying words. These forward looking statements include statements about, among other things: our beliefs regarding the market and demand for our products or the component products we resell; our ability to collect any damages awarded to us by jury verdict against Micron Technology, Inc., Micron Semiconductor Products, Inc. and Micron Technology Texas LLC; our ability to collect any damages awarded to us under Final Judgment against Samsung Electronics Co., Ltd., Samsung Semiconductor Inc., and Samsung Electronics America Inc.; our ability to develop and launch new products that are attractive to the market and stimulate customer demand for these products; our plans relating to our intellectual property, including our goals of monetizing, licensing, expanding and defending our patent portfolio; our expectations and strategies regarding outstanding legal proceedings and patent reexaminations relating to our intellectual property portfolio; our expectations with respect to any strategic partnerships or other similar relationships we may pursue; the competitive landscape of our industry; general market, economic and political conditions; our business strategies and objectives; our expectations regarding our future operations and financial position, including revenues, costs and prospects, and our liquidity and capital resources, including cash flows, sufficiency of cash resources, efforts to reduce expenses and the potential for future financings; and our ability to remediate any material weakness, maintain effective internal control over financial reporting. All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks and uncertainties include those described under the heading “Risk Factors” contained in this prospectus, any related free writing prospectus, and in our most recent annual report on Form 10 K and quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. You should carefully read this prospectus, the accompanying base prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.
These forward-looking statements represent our estimates and assumptions only as of the date made. Any such forward looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward looking statements. We undertake no duty to update these forward-looking statements after the date of this prospectus, except as required by law, even though our situation may change in the future. You should carefully consider other information set forth in reports or other documents that we file with the SEC. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement, we expect to use any net proceeds from this offering for general corporate purposes, including working capital and other general and administrative purposes. We may also use any net proceeds from this offering for acquisitions of complementary products, technologies or businesses, but we do not have any current plans, agreements or commitments for any specific acquisitions at this time. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use any net proceeds, and the timing and amount of our actual expenditures will be based on many factors, including, among others, cash flows from operations and any growth of our business. Our management will have broad discretion in applying any net proceeds of this offering. Until the funds are used as described above, we intend to invest any net proceeds from this offering in interest bearing, investment grade securities.

SECURITIES WE MAY OFFER
We may issue from time to time, in one or more offerings the following securities:
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shares of common stock;

•
shares of preferred stock;

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warrants exercisable for common stock or preferred stock; and

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units of common stock, preferred stock or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information about how to obtain copies of those documents.
The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK
Our Restated Certificate of Incorporation as currently in effect (the “Restated Certificate of Incorporation”) provides that we are authorized to issue 460,000,000 shares of capital stock. Our authorized capital stock is comprised of 450,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of serial preferred stock, par value $0.001 per share.
The following description is a summary of the material terms of our capital stock and certain provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws. This description does not purport to be complete. For information on how you can obtain our Restated Certificate of Incorporation and Amended and Restated Bylaws, see “Where You Can Find More Information.”
As of August 5, 2024, we had 257,892,851 shares of our common stock issued and outstanding held by 14 stockholders of record. This number does not include beneficial owners whose shares were held in street name.
Common Stock
We are authorized to issue up to 450,000,000 shares of our common stock, par value $0.001 per share.
The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of our directors. Subject to preferences that may apply to any then outstanding shares of preferred stock, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for distribution at the times and in the amounts, if any, that our Board of Directors may determine from time to time. In the event of our liquidation, dissolution or winding up, subject to the rights of each series of our preferred stock, which may, from time to time come into existence, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities. Holders of our common stock have no preemptive or other subscription or conversion rights. Our common stock is not redeemable and there are no sinking fund provisions applicable to our common stock.
Preferred Stock
Our Board of Directors is authorized, subject to limitations imposed by Delaware law, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, without stockholder approval. Our Board of Directors is authorized to fix the number of shares of preferred stock and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by Delaware General Corporation Law. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with, or senior to any of those of any present or future class or series of our capital stock. Our Board of Directors is also authorized to decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting any decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of any shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our

Restated Certificate of Incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.
Series A Preferred Stock
On April 17, 2017, we entered into a rights agreement (as amended, the “Rights Agreement”) with Computershare Trust Company, N.A., as rights agent and designated 1,000,000 shares of preferred stock as Series A Preferred Stock. On April 17, 2024, we entered into a fourth amendment to the Rights Agreement, which appointed Equiniti Trust Company, LLC as rights agent. In connection with the adoption of the Rights Agreement and pursuant to its terms, our Board of Directors authorized and declared a dividend of one right (each, a “Right”) for each outstanding share of our common stock. Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase, when exercisable and subject to adjustment, one unit consisting of one one-thousandth of a share (a “Unit”) of Series A Preferred Stock. There are no shares of Series A Preferred Stock outstanding as of the date of this prospectus.
Redemption of Units.   The Units of Series A Preferred Stock that may be acquired will be nonredeemable.
Dividends.   Each Unit of Series A Preferred Stock will have a minimum preferential quarterly dividend of $0.01 per Unit or any higher per share dividend declared on the common stock.
Liquidation Payment.   In the event of liquidation, the holder of a Unit of Series A Preferred Stock will receive a preferred liquidation payment equal to the greater of $0.01 per Unit and the per share amount paid in respect of a share of common stock.
Voting Rights.   Each Unit of Series A Preferred Stock will have one vote, voting together with the common stock.
Merger, Consolidation or Other Transaction.   In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Unit of Series A Preferred Stock will be entitled to receive the per share amount paid in respect of each share of common stock.
Anti-Dilution Protections.   The rights of holders of the Series A Preferred Stock with respect to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution adjustment provisions.
Economic Value.   The economic value of one Unit of Series A Preferred Stock that may be acquired should approximate the economic value of one share of common stock.
Anti-Takeover Provisions of Delaware Law and Charter Provisions
Interested Stockholder Transactions
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.
Certificate of Incorporation and Bylaws
Provisions in our Restated Certificate of Incorporation and Amended and Restated Bylaws may have the effect of discouraging certain transactions that may result in a change in control of our Company. Some of these provisions provide that stockholders cannot act by written consent and impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our Restated Certificate of Incorporation allows us to issue shares of preferred stock (see “Blank Check Preferred Stock”) or common stock without any action by stockholders. Our directors and our officers are indemnified by us to the fullest extent permitted by applicable law pursuant to our Restated Certificate of Incorporation. Our Board of Directors is expressly authorized to make, alter or repeal our Amended and Restated Bylaws. These provisions may make it more difficult for stockholders to take specific corporate actions and may make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
Blank Check Preferred Stock
Our Restated Certificate of Incorporation authorizes our Board of Directors to approve the issuance of up to 10,000,000 shares of preferred stock, including the designated Series A Preferred Stock described above, without further approval of the stockholders, and to determine the rights and preferences of any series of preferred stock. The Board of Directors could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control and discouraging bids for our common stock at a premium over the market price.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:
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the title of the warrants;

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the aggregate number of warrants offered;

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the price or prices at which the warrants will be issued;

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the designation, number and terms of any common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued as a unit;

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if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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any terms relating to the modification of the warrants;

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a discussion of material federal income tax considerations, if applicable; and

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any other terms of the warrants and any other securities sold together with the warrants, including, but not limited to, the terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

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The applicable prospectus supplement will describe the specific terms of any warrant units.

The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer or exchange of the units;

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a discussion of material federal income tax considerations, if applicable; and

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whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.
We may distribute securities from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and an underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.
Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933.
If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.
If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.
Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.
In no event will the commission or discount received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

LEGAL MATTERS
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California, has passed upon the validity of the securities to be offered pursuant to this prospectus.
EXPERTS
The consolidated financial statements of Netlist, Inc. and subsidiaries as of December 30, 2023 and December 31, 2022 and for each of the years then ended, and the effectiveness of Netlist, Inc.’s internal control over financial reporting as of December 30, 2023, included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion on the consolidated financial statements and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness) which are incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you in this prospectus by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC on February 23, 2024;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2024 and June 29, 2024, filed on May 6, 2024 and August 6, 2024, respectively;

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our Current Reports on Form 8-K filed on April 17, 2024 and June 18, 2024; and

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 27, 2006, including any amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and deemed to be a part of this prospectus from the date of filing of such reports and documents. Notwithstanding the foregoing, we are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:
Netlist, Inc.
111 Academy, Suite 100
Irvine, California 92617
Attention: Gail M. Sasaki
You may direct telephone requests to Gail M. Sasaki, our Chief Financial Officer, at (949) 435-0025.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.netlist.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

13,636,364 Shares of Common Stock
Series A Common Stock Purchase Warrants to Purchase 13,636,364 Shares
of Common Stock
Series B Common Stock Purchase Warrants to Purchase 13,636,364 Shares
of Common Stock
NETLIST, INC.
ROTH CAPITAL PARTNERS
The date of this prospectus supplement is October 11, 2024.